EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc. of our report dated January 31, 2001, appearing in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


New York, New York
December 11, 2001